UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2016

TEXAS PACIFIC LAND TRUST

(Exact Name of Registrant as Specified in its Charter)

Not Applicable (State or Other Jurisdiction of Incorporation)	1-737 (Commission File Number)	75-0279735 (IRS Employer Identification Number)

1700 Pacific Avenue, Suite 2770, Dallas, Texas 75201

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: 214-969-5530

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2016, Texas Pacific Land Trust (the “Trust”) appointed Tyler Glover, age 31, as Co-General Agent, Chief Executive Officer and Secretary of the Trust and Robert J. Packer, age 47, as Co-General Agent and Chief Financial Officer of the Trust, both effective as of November 5, 2016.

Mr. Glover has served as Assistant General Agent of the Trust since December 1, 2014. Prior to that, Mr. Glover served as Field Manager of the Trust since September 2011. There are no arrangements or understandings between Mr. Glover and any other person pursuant to which Mr. Glover was appointed as an executive officer of the Trust. There are no family relationships between Mr. Glover and any Trustee or other executive officer of the Trust. Mr. Glover is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In his new position Mr. Glover will receive an annual base salary of $250,000.00. Mr. Glover will continue to be eligible for a cash bonus each year in an amount to be determined in the discretion of the Nominating, Compensation and Governance Committee of the Board of Trustees. Mr. Glover will also continue to participate in both the qualified defined benefit retirement plan and qualified defined contribution retirement plan maintained by the Trust, which are available to employees generally.

Mr. Packer, a certified public accountant, has served as Chief Financial Officer of the Trust since November 2014 and as Accounting Supervisor for the Trust from March 2011 to November 2014. Prior to that, Mr. Packer was Controller at StarCrest Realty, LLC since January 2009. There are no arrangements or understandings between Mr. Packer and any other person pursuant to which Mr. Packer was appointed as an executive officer of the Trust. There are no family relationships between Mr. Packer and any Trustee or other executive officer of the Trust. Mr. Packer is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In his new position Mr. Packer will receive an annual base salary of $250,000.00. Mr. Packer will continue to be eligible for a cash bonus each year in an amount to be determined in the discretion of the Nominating, Compensation and Governance Committee of the Board of Trustees. Mr. Packer will also continue to participate in both the qualified defined benefit retirement plan and qualified defined contribution retirement plan maintained by the Trust, which are available to employees generally.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS PACIFIC LAND TRUST

Date: November 4, 2016	By:	/s/ Robert J. Packer
Robert J. Packer
Co-General Agent

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